UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2006

Advanced Digital Information Corporation

(Exact name of registrant as specified in its charter)

Washington	0-21103	91-1618616
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11431 Willows Road NE

P. O. Box 97057

REDMOND, WA 98073-9757

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 881-8004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 2, 2006, Advanced Digital Information Corporation (“ADIC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among ADIC, Quantum Corporation, a Delaware corporation (“Quantum”), and Agate Acquisition Corp., a wholly owned subsidiary of Quantum (“Merger Sub”). The Merger Agreement contemplates that Merger Sub will merge with and into ADIC, with ADIC continuing after the merger as the surviving corporation and wholly owned subsidiary of Quantum (“the Merger”). The total contemplated merger consideration is approximately $770 million.

Pursuant to the Merger Agreement, at the effective time of the Merger each issued and outstanding share of common stock of ADIC will be converted into the right to receive either $12.25 in cash, without interest, or, at the shareholder’s election in lieu of cash, 3.461 shares of Quantum common stock. The stock election by ADIC shareholders is subject to pro-ration such that in no event will the total shares to be issued by Quantum as consideration in connection with the Merger exceed 19.95% of the outstanding common stock of Quantum (approximately 10% of the total merger consideration) at the effective time of Merger. If ADIC shareholders elect to receive stock consideration in an amount exceeding the maximum number of permitted shares under the Merger Agreement, shareholders will receive a pro-rata combination of cash and stock consideration. In addition, all issued and outstanding ADIC stock options held by employees and other specified individuals will be converted into options to acquire Quantum common stock using the option ratio calculation provided in the Merger Agreement. Issued and outstanding ADIC stock options held by non-ADIC employees, including directors of ADIC, will generally vest prior to the effective time of the Merger and be fully exercisable, and will automatically convert into the right to receive cash to the extent not exercised.

The Merger, which is expected to close in the third or fourth quarter of ADIC’s fiscal 2006, has been approved unanimously by ADIC’s Board of Directors. Members of ADIC’s Board of Directors and certain officers have entered into voting agreements in connection with the proposed Merger as described in more detail below. Completion of the Merger is subject to customary closing conditions including, among other things, (i) approval of the Merger Agreement by ADIC shareholders; (ii) expiration or termination of the waiting period under Hart-Scott Rodino Antitrust Improvements Act and receipt of certain foreign antitrust approvals; (iii) the absence of any order or injunction prohibiting the consummation of the Merger; (iv) the accuracy of the representations and warranties of each party; (v) the performance in all material respects of all agreements and covenants required by the Merger Agreement; (vi) the effectiveness of Quantum’s registration statement registering shares to be issued in connection with the proposed Merger and the approval for listing of such shares on The New York Stock Exchange, (vii) the absence of any material adverse effect with respect to ADIC, and (viii) the satisfaction or waiver of all other conditions precedent in the Merger Agreement.

The Merger Agreement contains certain termination rights for both ADIC and Quantum, and further provides that upon termination of the Merger Agreement under specified circumstances, ADIC may be required to pay Quantum a termination fee of $28.5 million.

ADIC plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement/Prospectus, and Quantum plans to file with the SEC a Registration Statement on Form S-4, in connection with the proposed Merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about ADIC, Quantum, the Merger and related matters. Investors and shareholders are urged to carefully read the Registration Statement and the Proxy Statement/Prospectus when they are available. The Registration Statement and the Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by ADIC or Quantum with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Investors and shareholders may obtain free copies of the documents filed by ADIC with the SEC by contacting Investor Relations (425) 881-8004 or Stacie.timmermans@adic.com and of the documents filed by Quantum with the SEC from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com.

ADIC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

The description of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Voting Agreements

In connection with the execution of the Merger Agreement, each of ADIC’s executive officers and members of the Board of Directors, in their respective capacities as shareholders only, entered into a Voting Agreement with Quantum (each, a “Voting Agreement”) pursuant to which, among other things, each executive officer of ADIC and each member of the Board of Directors agreed to vote ADIC shares over which they had voting control in favor of the Merger and to refrain from transferring any of such shares prior to the consummation of the Merger except in limited circumstances, and provided Quantum with an irrevocable proxy with respect to such shares. The Voting Agreements will terminate upon the earlier of the consummation of the Merger, the termination of the Merger Agreement or May 2, 2007.

This description of the Voting Agreements is qualified in its entirety by the terms and conditions of the Voting Agreements, the form of which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Waiver of Voting Agreement

On May 2, 2006, Quantum executed a Waiver of Voting Agreement with respect to Peter Van Oppen, for the limited purpose of permitting Mr. van Oppen to make a charitable gift to Whitman College of up to 50,000 shares of ADIC stock.

This description of the Waiver of Voting Agreement by Quantum Corporation in respect of Peter van Oppen is qualified in its entirety by the terms and conditions of the Waiver of Voting Agreement, which is filed as Exhibit 4.2 hereto, and is incorporated herein by reference.

First Amendment to the Rights Agreement

ADIC’s Board of Directors entered into an agreement in connection with the Merger Agreement whereby it amended the Rights Agreement dated August 12, 1996 (“Rights Agreement”) between ADIC and ChaseMellon Shareholders Services, L.L.C., as Rights Agent (“ChaseMellon”), pursuant to which ADIC distributed preferred stock purchase rights to holders of its common stock. Subsequent to the execution of the Rights Agreement, ChaseMellon changed its name to Mellon Investor Services, L.L.C. (“Mellon”). The First Amendment to Rights Agreement, dated May 2, 2006, between and among ADIC and Mellon provides that neither the execution, delivery and performance of the Merger Agreement or the Voting Agreements or the consummation of the Merger or any other transactions contemplated by the Merger Agreement will cause any person to become an “Acquiring Person” or give rise to any event that, through the passage of time or otherwise, would result in the occurrence of a “Shares Acquisition Date” or a Distribution Date”, as those terms are defined in the Rights Agreement.

This description of the First Amendment to Rights Agreement is qualified in its entirety by the terms and conditions of the First Amendment to Rights Agreement, which is filed as Exhibit 4.3 hereto, and is incorporated herein by reference.

The Merger Agreement, the Voting Agreements, and the First Amendment to Rights Agreement provide investors with information regarding their terms. They are not intended to provide any other factual information about ADIC or Quantum. In addition, the Merger Agreement contains representations and warranties of each of the parties to the Merger Agreement and the assertions embodied in those representations and warranties are qualified by information in a Disclosure Letter that the parties delivered in connection with the execution of the Merger Agreement. The parties reserve the right to, but are not obligated to, amend or revise the Merger Agreement or the Disclosure Letter. In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Item 9.01	Financial Statement and Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 2, 2006, by and among Quantum Corporation, Agate Acquisition Corp., and Advanced Digital Information Corporation (certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

4.1	Form of Voting Agreement, dated as of May 2, 2006, by and among Quantum Corporation and certain shareholders of Advanced Digital Information Corporation.

4.2	Waiver of Voting Agreement, dated May 2, 2006, executed by Quantum Corporation with respect to Peter van Oppen.

4.3	First Amendment to Rights Agreement, dated May 2, 2006, by and among Advanced Digital Information Corporation and Mellon Investor Services, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DIGITAL INFORMATION CORPORATION

Date: May 4, 2006	By:	/s/ Jon Gacek
Jon Gacek
Chief Financial Officer and Executive
Vice President – Finance and Operations

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 2, 2006, by and among Quantum Corporation, Agate Acquisition Corp., and Advanced Digital Information Corporation (certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

4.1	Form of Voting Agreement, dated as of May 2, 2006, by and among Quantum Corporation and certain shareholders of Advanced Digital Information Corporation.

4.2	Waiver of Voting Agreement, dated May 2, 2006, executed by Quantum Corporation with respect to Peter van Oppen.

4.3	First Amendment to Rights Agreement, dated May 2, 2006, by and among Advanced Digital Information Corporation and Mellon Investor Services, L.L.C.